  NEWS RELEASE   Contacts:     Randy Guba, CFO                       Integrated Electrical Services, Inc.                       713-860-1500

FOR IMMEDIATE RELEASE
         Ken Dennard / kdennard@drg-e.com          Karen Roan / kcroan@drg-e.com          DRG&E / 713-529-6600

INTEGRATED ELECTRICAL SERVICES REPORTS
FISCAL 2008 SECOND QUARTER RESULTS

HOUSTON — May 12, 2008 — Integrated Electrical Services, Inc. (NASDAQ: IESC) today announced financial results for the fiscal 2008 second quarter ended March 31, 2008.

      Revenues for the second quarter of fiscal 2008 were $196.5 million compared to revenues of $215.1 million for the second quarter of fiscal 2007. The Company reported income from operations, excluding restructuring charges in the second quarter of fiscal 2008, of $3.1 million compared to income from operations, which had no restructuring charges, of $224 thousand in the second quarter of fiscal 2007.

Net income from continuing operations was $93 thousand, or $0.01 per diluted share, in the second quarter of fiscal 2008, which includes unusual pre-tax items totaling $1.4 million, or $0.05 per diluted share on an after-tax basis. These unusual items include restructuring costs and a one time gain. Excluding these items, adjusted net income from continuing operations was $935 thousand, or $0.06 per diluted share. Net loss from continuing operations for the second quarter of fiscal 2007 was $880 thousand, or $0.06 loss per share, and included no restructuring costs or unusual items. A non-GAAP reconciliation table describing unusual items is included in the financial tables below.

Gross profit margin for the fiscal 2008 second quarter was 15.7 percent compared to 16.5 percent in the second quarter of fiscal 2007. Sales, general and administrative (“SG&A”) expenses were $27.7 million compared to SG&A expenses of $35.3 million in last year’s second quarter. SG&A expenses as a percentage of revenues were 14.1 percent in this year’s second quarter compared to 16.4 percent a year ago.

Michael J. Caliel, IES’ President and Chief Executive Officer, stated, “Our second quarter yielded positive results at the operating income line even as our revenues declined, reflecting the downturn in economic conditions experienced primarily in our Residential segment. Our restructuring efforts have reduced our cost base, which has more than offset this decline in revenue. We continue to improve the quality of our operations and, in response to the softening conditions in some of our key markets, have expanded our restructuring efforts and expect to be substantially complete by the end of September.”

SECOND QUARTER SEGMENT DATA

As a part of its long-term strategic plan, the Company restructured its operations into three major lines of business, Commercial, Industrial and Residential, and is now reporting segment data based on this alignment. Revenues for the Commercial segment for the second quarter of fiscal 2008 were $111.5 million at a gross margin of 14.3 percent compared to revenues of $113.8 million at a gross margin of 14.4 percent for the second quarter of fiscal 2007. Revenues for the Industrial segment for the second quarter of fiscal 2008 were $34.7 million at a gross margin of 13.7 percent compared to revenues of $27.6 million at a gross margin of 16.9 percent in the second quarter a year ago. Revenues for the Residential segment for the second quarter of fiscal 2008 were $50.3 million at a gross margin of 20.0 percent compared to revenues of $73.7 million at a gross margin of 19.7 percent in the comparable period a year ago.

FISCAL 2008 YEAR TO DATE

Revenues for the first half of fiscal 2008 were $394.5 million compared to revenues of $443.3 million for the first half of fiscal 2007. Income from operations excluding restructuring charges in the first half of fiscal 2008, was $5.6 million compared to income from operations, which had no restructuring charges, of $3.1 million in first half of fiscal 2007. Net loss from continuing operations was $935 thousand, or $0.06 loss per share, in the first half of fiscal 2008 which includes unusual pre-tax items totaling $4.8 million, or $0.20 per diluted share on an after-tax basis. These unusual items include restructuring and other charges. Excluding these items, adjusted net income from continuing operations was $2.0 million, or $0.14 per diluted share. Net loss from continuing operations for the first half of fiscal 2007 was $501 thousand, or $0.03 loss per share, and included no restructuring costs or unusual items. A non-GAAP reconciliation table describing unusual items is included in the financial tables below.

Gross profit margin for the first half of fiscal 2008 was 16.2 percent compared to 16.6 percent in the first half of fiscal 2007. SG&A expenses were $58.2 million compared to expenses of $70.7 million in the first half of fiscal 2007. SG&A expenses as a percentage of revenues were 14.8 percent in this year’s first half compared to 15.9 percent in the comparable period a year ago.

YEAR TO DATE SEGMENT DATA

Revenues for the Commercial segment for the first half of fiscal 2008 were $221.2 million at a gross margin of 14.6 percent compared to revenues of $226.3 million at a gross margin of 15.4 percent for the first half of fiscal 2007. Revenues for the Industrial segment for the first half of fiscal 2008 were $67.7 million at a gross margin of 15.6 percent compared to revenues of $57.8 million at a gross margin of 15.5 percent in the first half a year ago. Revenues for the Residential segment for the first half of fiscal 2008 were $105.6 million at a gross margin of 19.9 percent compared to revenues of $159.2 million at a gross margin of 18.8 percent in the comparable period a year ago.

BACKLOG

As of March 31, 2008, backlog was approximately $382 million compared to $348 million as of December 31, 2007 and to $348 million as of March 31, 2007. The overall quality of backlog continues to improve, reflecting the Company’s ongoing selectivity regarding new business. The quarter over quarter increase in backlog occurred in each of the Company’s lines of business, with the largest improvements taking place in the Commercial and Industrial segments.

DEBT AND LIQUIDITY

In May of 2008, the Company entered into an amendment to its revolving credit facility with Bank of America and other creditors, extending the maturity date to May 12, 2010, with favorable terms including the elimination of $20.0 million of restricted cash requirements. Total debt was $25.3 million as of March 31, 2008, approximately equal to $25.2 million in the previous quarter. With $35.7 million available under the Company’s revolver and cash of $31.9 million, liquidity totaling $67.6 million as of the end of the second quarter is adequate to meet the Company’s operating needs.

Michael J. Caliel, IES’ President and Chief Executive Officer, continued, “Despite the headwinds in the economy, our year to date results showed an improvement over last year; our backlog continues to strengthen; and our capital structure has been significantly enhanced. We are re-investing in the business by re-tooling our systems and processes to make us more efficient and effective. We are also investing in our leadership to recruit and develop a world class team. While we have made meaningful progress in repositioning the business, in particular our cost base, we still have much to do.”

SHARE REPURCHASE

As previously reported on December 12, 2007, the Company’s board of directors authorized the repurchase of up to one million shares of IES common stock in the open market or through privately negotiated transactions through December 2009.  As of March 31, 2008, the Company has repurchased 156,161 shares of its common stock for $2.8 million, or at an average price of $18.09.

The Company is presently establishing a Rule 10b5-1 plan (the “10b5-1 Plan or the “Plan”) to facilitate the repurchase of its common stock under the outstanding stock repurchase program. The 10b5-1 Plan does not require that any shares be purchased, and there can be no assurance that any shares will be purchased. The 10b5-1 Plan will be in effect through December 2009, subject to certain price, volume and timing constraints specified in the Plan.

The Rule 10b5-1 Plan allows the Company to repurchase shares at times when it would ordinarily not be in the market because of self-imposed trading blackout periods. A broker selected by the Company will have the authority under the terms and limitations specified in the 10b5-1 Plan to repurchase shares on the Company’s behalf in accordance with the terms of the Plan.

EBITDA RECONCILIATION

     The Company has disclosed in this press release EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA including restructuring expenses, each of which are non-GAAP financial measures. EBITDA and Adjusted EBITDA are also measures that are used in determining compliance with the Company’s senior secured credit facility. Therefore, Management believes that EBITDA and Adjusted EBITDA provide useful information to investors as a measure of comparability to peer companies. However, these calculations may vary from company to company, so IES’ computations may not be comparable to other companies. In addition, IES has certain assets established as part of applying fresh-start accounting that will be amortized in the future. A reconciliation of EBITDA and Adjusted EBITDA to net income is found in the table below. For further details on the Company’s financial results, please refer to the Company’s quarterly report on Form 10-Q, to be filed on May 12, 2008.

Non-GAAP Reconciliation Table
EBITDA, Adjusted EBITDA and Adjusted Operating Income
(DOLLARS IN MILLIONS)

CONFERENCE CALL

Integrated Electrical Services has scheduled a conference call for Tuesday, May 13, 2008, at 9:30 a.m. eastern time. To participate in the conference call, dial (303) 205-0066 at least 10 minutes before the call begins and ask for the Integrated Electrical Services conference call. A brief slide presentation will accompany the call and can be viewed by accessing the web cast on the Company’s web site. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 20, 2008. To access the replay, dial (303) 590-3000 using a pass code of 11113499#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.ies-co.com. To listen to the live call on the web, please visit the Company’s web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Integrated Electrical Services, Inc. is a national provider of electrical solutions to the commercial and industrial, residential and service markets. The Company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results and the Company's ability to generate sales, or operating income; potential difficulty in addressing material weaknesses that have been identified by the Company; fluctuations in operating results because of downturns in levels of commercial and residential construction; delayed payments resulting from financial difficulties affecting customers; inaccurate estimates used in entering into contracts; inaccuracies in estimating revenue and percentage of completion on projects; the high level of competition in the construction industry both from third parties and ex-employees; increase in the costs of commodities used in our industry, including steel, copper, plastic, aluminum and gasoline; weather related delays; accidents resulting from the physical hazards associated with the Company's work; difficulty in reducing SG&A; loss of key personnel, particularly presidents of business units; litigation risks and uncertainties; difficulties incorporating new accounting, control and operating procedures and centralization of back office functions; and disruptions in or theinability to effectively manage consolidations.

 You should understand that the foregoing, as well as other risk factors discussed in this document, andin the Company’s annual report on Form 10-K for the year ended September 30, 2007 could cause future outcomes to differ materially from those expressed in such forward-looking statements.  The Company undertakes no obligation to publicly update or revise information concerning its  restructuring efforts, borrowing availability, or cash position or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

 Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

 General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.

- Tables to follow -

INTEGRATED ELECTRICAL SERVICES INC., AND SUBSIDIARIES
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31, 2008 (Unaudited)	Three Months Ended March 31, 2007 (Unaudited)	Six Months Ended March 31, 2008 (Unaudited)	Six Months Ended March 31, 2007 (Unaudited)
Revenues	$ 196,499	$ 215,101	$ 394,472	$ 443,346
Cost of services	165,730	179,532	330,710	369,647
Gross profit	30,769	35,569	63,762	73,699
Selling, general and administrative expenses	27,674	35,310	58,231	70,662
(Gain) loss on asset sales	(7)	35	(24)	(26)
Restructuring charges	2,098	-	3,392	-
Income from operations	1,004	224	2,162	3,063
Interest and other expense, net	581	1,519	3,283	3,181
Income (loss) from continuing operations before income	423	(1,295)	(1,121)	(118)
Provision (benefit) for income taxes	330	(415)	(186)	383
Net income (loss) from continuing operations	93	(880)	(935)	(501)
Discontinued operations				
Income (loss) from discontinued operations	(110)	(126)	338	(2,174)
Provision for (benefit from) income taxes	(56)	(266)	161	(1,136)
Net income (loss) from discontinued operations	(54)	140	177	(1,038)
Net income (loss)	$ 39	$ (740)	$ (758)	$ (1,539)
Basic income (loss) per share:				
Continuing operations	$ 0.01	$ (0.06)	$ (0.06)	$ (0.03)
Discontinued operations	(0.00)	0.01	0.01	(0.07)
Total	$ 0.00	$ (0.05)	$ (0.05)	$ (0.10)
Diluted income (loss) per share:				
Continuing operations	$ 0.01	$ (0.06)	$ (0.06)	$ (0.03)

Non-GAAP Reconciliation Table
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31, 2008 (Unaudited)	Three Months Ended March 31, 2007 (Unaudited)	Six Months Ended March 31, 2008 (Unaudited)	Six Months Ended March 31, 2007 (Unaudited)
Debt refinancing prepayment penalties and fees	-	-	2,157	-
Restructuring costs	2,098	-	3,393	-
IES v Duquette	(740)	-	(740)	-
Total unusual items	1,358	-	4,810	-
Marginal tax effect	0.38	0.38	38%	38%
Total unusual items, net of tax	842	-	2,982	-
Net income (loss) from continuing operations	93	(880)	(935)	(501)
Pro-forma net income from continuing operations	935	(880)	2,047	(501)
Pro-forma basic income (loss) per share:				
Continuing operations	$ 0.06	$ (0.06)	$ 0.14	$ (0.03)
Shares used in the computation of earnings (loss) per share:				
Basic	15,016	15,082	15,054	15,040
Diluted	15,022	15,082	15,054	15,040

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